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                                                                   Exhibit 10.48

                       MOTORCAR PARTS & ACCESSORIES, INC.

                      CODE OF BUSINESS CONDUCT AND ETHICS

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The Board of Directors of MPA has adopted the following Code of Business
Conduct and Ethics. This Code applies to all MPA companies, their officers, directors and employees. Additional policies, procedures and practices may be in place at MPA companies that supplement, support or clarify the policies in this Code.

No code or policy can anticipate every situation or provide definitive answers to all questions that may arise. Accordingly, this Code is intended to focus each individual director, officer and employee on areas of ethical risk, provide guidance to directors, officers and employees to help them recognize and deal with ethical issues, establish mechanisms to report unethical conduct, and help foster MPA's values and operating principles. When in doubt about the best course of action, employees are encouraged to bring questions about particular circumstances to the attention of their senior Human Resources representative at the MPA company where the individual is employed and/or a member of MPA's Ethics Committee, unless a particular policy in this Code directs otherwise. Members of the Board should contact the Company's Chief Executive Officer or General Counsel.

As used in this Code, unless the context otherwise requires, references to "MPA," the "Company" or the "MPA companies" shall mean Motorcar Parts & Accessories, Inc. and all of its controlled subsidiaries, whether domestic or foreign, and references to the "Board" shall mean the Board of Directors of MPA. "Non-token personal benefits" shall mean gifts, meals transportation, entertainment or other favors of more than nominal or insignificant value ($25 or less).


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COMPLIANCE WITH GOVERNMENTAL LAWS, RULES AND REGULATIONS

It is MPA's policy to comply with all applicable laws, rules and regulations, and MPA expects its directors, officers and employees to carry out their responsibilities on behalf of MPA in accordance with such laws, rules and regulations and to refrain from illegal conduct. No individual is expected to know the details of all applicable laws, rules and regulations. Nevertheless, individuals who have questions about whether particular circumstances may involve illegal conduct should seek advice from MPA's General Counsel and its Ethics Committee.

CONFIDENTIALITY

Directors, officers and employees should maintain the confidentiality of non-public information and records entrusted to them by MPA, and any other confidential information that comes to them, from whatever source, in the course of performing their responsibilities as a director, officer or employee, except when disclosure is authorized by the Company's General Counsel, or required by laws, rules, regulations or legal process.

CONFLICTS OF INTEREST

It is MPA's policy that all directors, officers and employees avoid business and personal situations that may give rise to a conflict of interest. A "conflict of interest" occurs when an individual's private interest interferes or appears to interfere with MPA's interests. A conflict of interest can arise in numerous areas including the following:

- a director, officer or employee takes actions or has interests that may make it difficult to perform his or her work on behalf of MPA objectively and effectively.


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     -  a director, officer or employee has a direct or indirect interest in a transaction where MPA is or may become a party, property that MPA may acquire, or an entity with which MPA does or may do business, except where prior full disclosure of the facts is made to MPA in accordance with the procedures outlined under "Compliance Standards, Reporting and Disciplinary Action" below.

     - a director, officer or employee, or member of his or her family, receives improper, non-token personal benefits as a result of his or her position as a director, officer or employee of a MPA company.

Because conflicts of interest may not always be clear-cut, employees are encouraged to bring questions about particular situations to the attention of the Ethics Committee and/or to MPA's General Counsel. Members of the Board should direct questions to MPA's Chief Executive Officer and/or General Counsel.

CORPORATE OPPORTUNITIES

Directors, officers and employees are prohibited from taking for themselves personally opportunities in which they could reasonably anticipate that MPA might have an interest or that are discovered through the use of MPA property, information or position. An exception to this policy exists if, after full disclosure of the facts is made in accordance with the procedures outlined under "Compliance Standards, Reporting and Disciplinary Action" below, the disinterested members of the Board or MPA's Ethics Committee, as appropriate, determine that MPA will not pursue the opportunity.


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FAIR DEALING

MPA aims to succeed through fair and honest competition. MPA seeks superior performance, but never through unethical or illegal business practices. Directors, officers and employees should endeavor to deal fairly with MPA's customers, suppliers, competitors and employees. No one should take unfair advantage of another individual through manipulation, concealment, abuse of privileged information, or misrepresentation of material facts.

PROTECTION AND PROPER USE OF ASSETS

Company assets, such as information, supplies, equipment, materials, intellectual property, software, hardware and facilities, among other Company properties and assets, are valuable resources owned or licensed by or otherwise belonging to MPA and are to be used solely for Company purposes. Safeguarding this property from loss, damage or theft is the responsibility of all employees. No person shall take MPA property or assets for personal use or gain, nor shall MPA property or assets be given away, sold or traded without proper authorization. Incidental and immaterial personal use of assets such as computers and other equipment, telephones and supplies and other personal usage in accordance with Board or Management Committee approved policies/procedures are permitted exceptions to this policy.

PUBLIC REPORTING

MPA employees are responsible for the accurate and complete reporting of financial information within their respective areas of responsibility and for the timely notification to the senior officer of MPA where the individual is employed of significant transactions, trends and other financial or non-financial information that


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may be material to MPA. Reports and documents that MPA files with or submits to the Securities and Exchange Commission, and other public communications, should contain full, fair, accurate, timely and understandable disclosure.

SECURITIES LAWS

Employees may not trade in (or even recommend) MPA stock based on inside information. "Insider trading" is the purchase or sale of a publicly traded security while in possession of important non-public information about the issuer of the security. Such information includes, for example, non-public information on Company earnings, significant gains or losses of business, or the hiring, firing or resignation of a Director or Officer of the Company. Insider trading, as well as "tipping", which is communicating such information to anyone who might use it to purchase or sell securities, are prohibited by the securities laws. When in doubt, information obtained as an employee of the Company should be presumed to be important and not public.

Officers and directors of the Company are also prohibited from trading in Company stock during any period in which participants in the Company's retirement plans could not engage in a similar type of transaction. Employees who have questions pertaining to the sale or purchase of a security under circumstances that might involve confidential information or securities laws should consult with a member of MPA's Ethics Committee or the Company's General Counsel. In appropriate circumstances, individuals may be referred to their personal attorneys.

COMPLIANCE STANDARDS, REPORTING AND DISCIPLINARY ACTION

MPA is committed to operating according to the high standards of business conduct and ethics set forth in this Code of Business Conduct and Ethics. Each director, officer and employee is expected to report what he


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or she believes in good faith are actual or potential conflicts of interest, corporate opportunities, violations of applicable laws or non-compliance with this Code by any MPA director, officer or employee. The Company's Audit Committee and/or Ethics Committee (or its designee) is generally responsible for the enforcement of this Code of Business Conduct and Ethics relating to officers and employees. The Audit Committee of the Board (or its designee) is generally responsible for enforcement of the Code relating to members of the Board.

Employees should report actual or potential conflicts of interest, corporate opportunities, or violations of this Code involving any MPA director, officer or employee to a member of MPA's Audit Committee and/or Ethics Committee and/or to MPA's General Counsel. Members of the Board should report these matters to MPA's Chief Executive Officer and/or General Counsel and/or Ethics Committee. Alternatively, if an accounting or auditing matter is involved, concerns or reports of possible violations may be submitted in writing to the chair of MPA's Audit Committee, c/o Douglas Hoto, 6841 Lions Head Lane, Boca Raton, FL 33496. Communications about accounting and auditing matters may be submitted anonymously and will be kept confidential, except where disclosure is required to investigate the matter or by laws, rules, or regulations or legal process. It is MPA's policy to prohibit any form of retaliation for reports of misconduct by others made in good faith. It is MPA's policy that waivers of this Code will not be granted except in very limited circumstances. Any waivers of this Code for directors and executive officers of MPA may only be made by the Board or the Audit Committee of the Board after disclosure of all material facts by the individual seeking the waiver and will be promptly disclosed as required by law or stock exchange regulation. Any waivers for other individuals may only be granted by MPA's Board of Directors, its Audit or Ethics Committee or the General Counsel after disclosure of all material facts by the individual seeking the waiver.

Where Code violations are determined to exist, appropriate corrective and disciplinary action will be taken, which may include one or more of the following measures, as applicable: (i) counseling; (ii) a warning; (iii) a


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reprimand noted in the employee's personnel file; (iv) probation; (v) change, including reassignment, in job responsibilities, authority and/or title; (vi) temporary suspension, with or without pay; (vii) termination of employment or other relationship with MPA; (viii) removal as a director or officer; (ix) reimbursement of losses or damages resulting from the violation; or (x) referral for criminal prosecution or civil action.






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